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                                                       Exhibit 23.3
                                                       ------------



    Consent of Independent Accountants



    We consent to the incorporation by reference in this registration statement of Softdesk, Inc. on Form S-8 of our report, dated March 3, 1994, except for Notes 11 and 14 as to which the dates are April 15, 1995 and May 5, 1994, respectively, on our audit of the financial statements of Image Systems Technology, Inc. as of December 31, 1993, and for the year ended December 31, 1993. We also consent to the reference to our Firm under the caption "Experts."

                                  /s/ Coopers & Lybrand L.L.P.
                                  Coopers & Lybrand L.L.P.

    Albany, New York
    September 16, 1996